SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report February 26, 2004
                   ------------------------------------------
                        (Date of earliest event reported)


                                  JONING CORP.
                            ------------------------
                             (A Nevada Corporation)
             (Exact name of registrant as specified in its chapter)

    Nevada                          000-49669                    88-0376372
    ------                          ---------                    ---------
(State or other              Commission File number            (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


                              2311 Bear Hills Court
                               Draper, Utah 84020
                            ------------------------
                    (Address of principal executive offices)

                                 (801) 553-2150

                         (Registrant's telephone number,
                              including area code)


                          ----------------------------
             (Former name or address, if changed since last report)

Item 4.  Change in Registrant's Certifying Accountant.

     On February 26, 2003 Joning Corp. (the "Company") engaged the accounting firm of Liebman Goldberg & Drogin LLP ("Liebman") as its independent public accountants to audit the Company's financial statements beginning with fiscal year ending August 31, 2003. The appointment of new independent public accountants was approved by the Company's Board of Directors. We amicably concluded our relationship with our former independent public account, Stewart
H. Benjamin, CPA ("Benjamin") effective with the appointment of Liebman.

     Prior to the appointment of Liebman, the Company did not consult with Sherb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     There were no disagreements with Benjamin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused Benjamin to make references in his report to such disagreements.

     Benjamin's reports on the Company's financial statements have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles.

     We have provided Benjamin with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the "Commission) stating whether they agree with the above statements. (A copy of the letter addressed to the Commission is filed as Exhibit 1.0 to this report on Form 8-K).


Item 7.  Financial Statements and Exhibits

Exhibit 1.0 Letter from Stewart H. Benjamin CPA dated March , 2004 regarding 8-K disclosure.



SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        JONING CORP.




Date: March 22, 2004                          By: /s/ John O. Jones, President
                                                  ------------------------------